UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2020

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 - Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2020, Americold Realty Trust (the “Company”) announced the employment of Robert S. Chambers as Executive Vice President and Chief Commercial Officer. A copy of the press release announcing Mr. Chambers’ appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The principal terms of the employment agreement are summarized below.
The employment agreement with Mr. Chambers provides for a term beginning on January 9, 2020 (the “Commencement Date”) and continuing for an indefinite period of time, unless otherwise terminated by Mr. Chambers or by the Company, as provided in the employment agreement. The employment agreement provides for an initial base salary for Mr. Chambers of $400,000. In addition, Mr. Chambers will be eligible to receive a one-time lump sum sign-on bonus of $150,000, payable after 30 days of employment subject to continued employment through the date of payment (the “Sign-On Bonus”). Mr. Chambers will also be entitled to participate in the annual short-term incentive plan (“STIP”) bonus based on the achievement of specified financial and individual goals. If these goals are achieved, Mr. Chambers may receive an annual STIP cash bonus equal to 75% of his base salary if target performance objectives are achieved, and 131.25% of his base salary if maximum target performance objectives are achieved. Mr. Chambers will also be entitled to participate in all insurance and other benefit plans that the Company offers to its U.S. employees generally, as in effect from time to time.
Mr. Chambers’ employment agreement provides for (i) a one-time award valued at $600,000 of either time-based restricted stock units or operating partnership profit units each under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), at the election of Mr. Chambers, in each case that will vest in equal one-third installments on the first, second and third anniversaries of the Commencement Date, subject to continued employment from the date of grant through such vesting dates (the “Sign-On Grant”) and (ii) an annual equity grant under the 2017 Plan (the “Annual LTIP Awards”), in an amount and form to be approved by our compensation committee. Mr. Chambers will also be eligible to participate in the 2017 Plan at such times as our compensation committee or our board of trustees determines.
Mr. Chambers’ employment agreement contains restrictive covenants regarding non-competition and non-solicitation during the period of employment and the one-year period thereafter, as well as indefinite covenants regarding confidentiality of information, our property and intellectual property and non-disparagement. In the event of a material breach of such covenants, the Company will retain the ability to withhold unpaid, or recover previously paid, severance payments (as described below) or to cause unvested stock based awards held by Mr. Chambers to be forfeited.
In the event of a termination of Mr. Chambers’ employment by the Company without “Cause” or by Mr. Chambers for “Good Reason” (each as defined in Mr. Chambers’ employment agreement), Mr. Chambers will be entitled to the following severance benefits, provided that Mr. Chambers executes and does not revoke a general release of claims in favor of the Company:

•	an amount equal to Mr. Chambers’ annual base salary for a period equal to 12 months;

•
pro rata STIP bonus based on number of days employed during the bonus period (to the extent that performance metrics relating to bonus are met at the end of the bonus period as determined after the year-end audit); and

•
payment or reimbursement of welfare plan coverage (other than short-term and long-term disability plans), including COBRA premiums for group health coverage for Mr. Chambers and his eligible dependents, for up to 12 months.

If Mr. Chambers’ employment is terminated by the Company without Cause or by Mr. Chambers for Good Reason within 12 months following a “Change in Control” (as defined in Mr. Chambers’ employment agreement), the employment agreement also provides that the Sign-On Grant and Annual LTIP Awards will become vested and any other performance based restricted stock units held by Mr. Chambers will vest based on actual performance through the termination date.

If Mr. Chambers’ employment is terminated without Cause, or Mr. Chambers voluntarily resigns without Good Reason, or in the case of Mr. Chambers’ death or disability, Mr. Chambers will be entitled to receive any accrued and unpaid base salary, as well as any accrued benefits and unreimbursed business expenses incurred through the date of termination, death or disability.
If Mr. Chambers’ employment is terminated by the Company for Cause or by Mr. Chambers without Good Reason any time prior to the first anniversary of the Commencement Date, then Mr. Chambers must refund 100% of his Sign-On Bonus. If Mr. Chambers’ employment is terminated by the Company for Cause or by Mr. Chambers’ without Good Reason any time following the first anniversary and prior to the second anniversary of the Commencement Date, then Mr. Chambers must refund 50% of his Sign-On Bonus.
The foregoing description of Mr. Chambers’ employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached to this amendment to the Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated January 7, 2020, by and between AmeriCold Logistics, LLC and Robert Chambers.
99.1	Press Release dated January 8, 2020 announcing Mr. Chambers’ appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2020

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President